Exhibit 10.12

                         REIMBURSEMENT AND FEE AGREEMENT
                         -------------------------------



         THE REIMBURSEMENT AND FEE AGREEMENT (this "Agreement"), is dated as of October 14, 1999, by and among INTERNATIONAL FAST FOOD CORPORATION, a company organized under the laws of the State of Florida ("IFFC"), and Mitchell Rubinson, Chairman of the Board and Chief Executive Officer of IFFC ("Rubinson").

         WHEREAS, on February 24, 1999, Citibank (Poland) S.A. ("Citibank") agreed to provide credit to International Fast Food Polska, a wholly owned subsidiary of IFFC ("IFFP"), in the aggregate amount of U.S.$5,000,000, pursuant to a credit agreement dated February 24, 1999 (as amended, the "Credit Agreement");

         WHEREAS, as a condition to the disbursement of funds under the Credit Agreement, Burger King Corporation ("BKC") issued a guarantee in favor of Citibank to secure the repayment by IFFP of amounts borrowed under the Credit Agreement (as amended, the "BKC Guarantee");

         WHEREAS, pursuant to an Agreement for the Transfer of Title to Shares by way of Security dated February 24, 1999 (as amended, the "Security Agreement"), in consideration of the BKC Guarantee, IFFC granted BKC a perfected security interest in the IFFP Shares to secure BKC's claims which may arise as a result of the payment by BKC of any amounts under the BKC Guarantee;

         WHEREAS, as a condition to the making of the BKC Guarantee, IFFC agreed to reimburse BKC for any payments that it may be required to make to Citibank under the BKC Guarantee, together with related costs, expenses and interest, as more fully said forth in that certain Reimbursement Agreement by and among IFFC, IFFP and BKC (as amended, the "Reimbursement Agreement");

         WHEREAS, Citibank has agreed to increase the amount which may be borrowed under the Credit Agreement to an aggregate amount of U.S. $8,000,000, and BKC has agreed to increase the amount of the BKC Guarantee to secure the repayment by IFFP of amounts borrowed under the Credit Agreement;




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         WHEREAS, in the event that Citibank is willing to further increase the available credit under the Credit Agreement, BKC has agreed to increase the amount of the BKC Guarantee to a maximum aggregate amount of U.S.$10,000,000, upon the terms, and subject to the conditions, of that certain Guarantee of Future Advances Agreement by and among BKC, IFFC and IFFP;

         WHEREAS, pursuant to a Purchase Agreement dated February 24, 1999 (as amended, the "Purchase Agreement"), the parties agreed that, in the event that BKC acquires the IFFP Shares pursuant to the exercise of its rights under the Security Agreement, BKC will sell the IFFP Shares held by BKC to IFFC and if IFFC is unable to purchase such shares, then to Rubinson;

         WHEREAS, Rubinson has agreed to personally guarantee (the "Rubinson Guarantee") (i) his obligations to BKC under the Purchase Agreement and (ii) IFFC's and IFFP's obligations under the Reimbursement Agreement and to secure such personal guarantee by the grant of a security interest in, and a pledge to BKC of, an aggregate of 5,000,000 shares of common stock of IFFC which are owned by Rubinson;

         WHEREAS, IFFC has agreed to reimburse Rubinson for certain payments that he may be required to make to BKC under the Rubinson Guarantee, in excess of the net worth of the IFFP Shares received by Rubinson pursuant to the Purchase Agreement;

         WHEREAS, IFFC has agreed to pay Rubinson a fee in connection with his personal guaranty of the obligations of IFFC and IFFP; and

         WHEREAS, IFFC has agreed to forgive all intercompany debts and liabilities if Rubinson is required to purchase the IFFP Shares pursuant to the Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. REIMBURSEMENT. IFFC agrees to pay or reimburse Rubinson within 72 hours of his written demand for (i) any payments to be made or previously made by Rubinson under the Rubinson Guarantee, less the net worth of IFFP as of the month-end immediately prior to the payment by Rubinson under the Rubinson Guarantee (such amounts are hereinafter referred to as "Indemnity Payments"),
(ii) interest on the amount of any Indemnity Payment remaining unpaid by IFFC under clause (i) above, from (and including) the date of such Indemnity Payment, until payment in full thereof (after as well as before judgment) at a rate equal to the Base Rate (as defined below) from time to time in effect plus two hundred basis points and (iii) all fees, costs and expenses incurred by Rubinson in connection with the enforcement of its rights hereunder. "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the rate of interest published in the "Wall Street Journal" on such date as the "prime rate" for U.S. dollar loans by major money center banks. Interest accruing on the Base Rate shall be computed on the basis of the actual number of days elapsed in a 365 day year.

         2. FEE. IFFC agrees to pay Rubinson a fee in connection with his personal guaranty of the obligations of IFFC and IFFP equal to 3% of the aggregate amount guaranteed by Rubinson pursuant to the Rubinson Guarantee multiplied by the number of years during which the Rubinson Guarantee is outstanding, such fee to be paid upon the execution of this Agreement or such other time as determined by mutual agreement of the parties hereto.


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         3. FORGIVENESS OF INTER-COMPANY LIABILITIES. IFFC hereby agrees that if
Rubinson is required to purchase the IFFP Shares pursuant to the Purchase Agreement, it will forgive and/or eliminate all indebtedness and liabilities of IFFP to IFFC upon such purchase of the IFFP Shares.

         4.       MISCELLANEOUS.
                  -------------

         4.1 FURTHER ASSURANCES. Each of the parties hereto agrees with the other parties hereto that it will cooperate with such other parties and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other parties may reasonably request from time to time to effectuate the provisions and purposes of this Agreement.

         4.2 BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors, transferees and assigns. Notwithstanding the foregoing no party hereto may assign any of its obligations hereunder without the prior written consent of the other parties hereto.

         4.3 AMENDMENTS; WAIVERS. No amendment to or waiver of any provisions of this Agreement, nor consent to any departure therefrom by any party hereto, shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         4.4 NO WAIVER; REMEDIES. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

         4.5 EXPENSES. IFFC shall pay or reimburse Rubinson for all of his legal, accounting and other expenses directly related to the consummation of the transactions contemplated hereby, together with the costs and expenses of enforcing any of its rights.

         4.6 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to any conflict of law, rule or principle that would give effect to the laws of another jurisdiction.

         4.7 NOTICES. All notices, requests and other communications to any party hereunder shall be writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it at such address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be deemed effective when received at the address or facsimile number specified below.


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         4.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute one and the same Agreement.

                         [Signatures on following page]








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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        INTERNATIONAL FAST FOOD
                                        CORPORATION


                                        By:   /s/ Larry Schatz
                                              -----------------
                                        Name: Larry Schatz
                                        Title: Vice Chairman




                                        /s/ Mitchell Rubinson
                                        ---------------------
                                        Mitchell Rubinson



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